Exhibit 99.2

Haymaker Acquisition Corp. Announces Closing of $300,000,000 Initial Public Offering

New York, NY – October 27, 2017 – Haymaker Acquisition Corp. (NASDAQ:HYACU) (the "Company") announced today that it closed its initial public offering of 30,000,000 units. The offering was priced at $10.00 per unit, resulting in gross proceeds of $300,000,000.

The Company's units began trading on the NASDAQ Capital Market under the ticker symbol “HYACU” on October 25, 2017. Each unit consists of one share of the Company's Class A common stock and one half of one warrant. Each whole warrant will entitle the holder thereof to purchase one share of the Company's Class A common stock at $11.50 per share. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the common stock and warrants are expected to be listed on the NASDAQ Capital Market under the ticker symbols “HYAC” and “HYACW”, respectively.

The Company is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company’s acquisition and value creation strategy will be to identify, acquire and, after its initial business combination, build a company in the consumer or consumer-related products and services industries. The proceeds of the offering will be used to fund such business combination. The Company is led by Chief Executive Officer and Executive Chairman Steven J. Heyer and President Andrew R. Heyer.

Cantor Fitzgerald & Co. served as the sole book running manager. The Company has granted the underwriters a 45-day option to purchase up to 4,500,000 additional units to cover over-allotments, if any.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of units, $300,000,000 (or $10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of October 27, 2017 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

Ellenoff Grossman & Schole LLP acted as counsel to the Company and Graubard Miller acted as counsel to the underwriters.

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, Attn: Kevin Brennan, kbrennan@cantor.com, tel.: (212) 915-1970.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission on October 24, 2017.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus for the offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Christopher Bradley

(212) 616-9600

CBradley@mistralequity.com

Melissa Calandruccio

(646) 277-1273

Melissa.calandruccio@icrinc.com